UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

j2 Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6922 Hollywood Blvd.

Suite 500

Los Angeles, California 90028

(Address of principal executive offices)

(323) 860-9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As further described under Item 2.01 below, on December 5, 2016 (the “Closing Date”), j2 Global, Inc., a Delaware corporation (“j2”), completed the previously announced acquisition of Everyday Health, Inc., a Delaware corporation (“Everyday Health”), pursuant to the Agreement and Plan of Merger (“Merger Agreement”), dated October 21, 2016, by and among j2, Ziff Davis, LLC, a Delaware limited liability company and a subsidiary of j2 (“Parent” or “Ziff Davis”), Project Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and Everyday Health.

In connection with the completion of the acquisition, j2 entered into a Credit Agreement (the “Credit Agreement”) with MUFG Union Bank, N.A., as administrative agent (“Agent”), and certain other lenders from time to time party thereto (collectively, the “Lenders”). Pursuant to the Credit Agreement, the Lenders have provided j2 with a credit facility of $225 million (the “Credit Facility”). The proceeds of the Credit Facility are being used to finance a portion of the cash consideration in the Offer and the Merger (as such terms are defined below) and fees and expenses related thereto and other general corporate purposes of j2.

At j2’s option, amounts borrowed under the Credit Agreement will bear interest at either (i) the London interbank offered rate multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) (the “Eurocurrency Rate”) or (ii) a base rate (the “Base Rate”) equal to the highest of (x) the federal funds rate, plus 0.50%, (y) the Reference Rate (as defined in the Credit Agreement) then in effect and (z) the Eurocurrency Rate for an interest period of one month, plus 1.0%, in each case, plus an applicable margin. Until the date that is six months after the Closing Date, the applicable margin relating to any Eurocurrency Rate loan is 1.75% and the applicable margin relating to any Base Rate loan is 0.75%. From and after the date that is six months after the Closing Date, the applicable margin relating to any Eurocurrency Rate loan is 2.25% and the applicable margin relating to any Base Rate loan is 1.25%.

The final maturity of the Credit Facility will occur on December 4, 2017 (the “Maturity Date”). j2 is permitted to make voluntary prepayments of the Credit Facility at any time without payment of a premium or penalty. j2 is required to make mandatory prepayments of loans under the Credit Facility with (i) net cash proceeds from issuances of debt (other than certain permitted debt), (ii) net cash proceeds from certain non-ordinary course asset sales (subject to reinvestment rights and other exceptions) and (iii) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions). j2 is also required to make prepayments of loans under the Credit Facility in the amount equal to the then-outstanding loans under the Credit Facility minus $150,000,000, if on the date that is six months after the Closing Date, the aggregate principal amount of the loans under the Credit Facility is greater than $150,000,000.

The obligations under the Credit Facility and certain cash management and hedging obligations are and will be fully and unconditionally guaranteed by certain of j2’s existing and subsequently acquired or organized direct and indirect subsidiaries (including Ziff Davis and Everyday Health) pursuant to a guarantee agreement and secured by a lien on the equity interests of certain of j2’s subsidiaries, subject to customary exceptions.

The Credit Agreement contains financial maintenance covenants, including a (i) maximum total leverage ratio as of the last date of any fiscal quarter not to exceed 3.25:1.00; and (ii) a minimum Consolidated EBITDA (as defined in the Credit Agreement) of not less than $75,000,000 for any fiscal quarter. The Credit Agreement also contains restrictive covenants that limit, among other things, j2’s and its restricted subsidiaries’ ability to incur additional indebtedness, create, incur or assume liens, consolidate, merge, liquidate or dissolve, pay dividends or make other distributions or other restricted payments, make or hold any investments, enter into certain transactions with affiliates, sell assets other than on terms specified by the Credit Agreement, amend the terms of certain other indebtedness and organizational documents and change their lines of business and fiscal years, in each case, subject to customary exceptions. The Credit Agreement also sets forth customary events of default, including, among other things, the failure to make timely payments under the Credit Facility, the failure to satisfy certain covenants, cross-default and cross-acceleration to other material debt for borrowed money, the occurrence of a change of control and specified events of bankruptcy and insolvency.

The foregoing descriptions of the Credit Agreement are not complete and are qualified in their entirety by reference to the Credit Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 2, 2016, pursuant to the terms and conditions of the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) for all of the outstanding shares of common stock of Everyday Health, $0.01 par value per share (the “Shares”), at a purchase price of $10.50 per Share in cash (the “Offer Price”), without interest, subject to any required withholding of taxes.

The Offer expired at 12:00 midnight, New York City time, on Saturday December 3, 2016 (one minute after 11:59 p.m., New York City time on December 2, 2016) as scheduled and was not extended. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, 30,147,384 Shares were validly tendered and not properly withdrawn, which represented approximately 87.8% of the outstanding Shares and a sufficient number of Shares such that the minimum tender condition to the Offer was satisfied.

On December 5, 2016, Purchaser merged with and into Everyday Health, with Everyday Health surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares held by Everyday Health, Parent, Purchaser or any of their respective wholly owned subsidiaries or by stockholders of Everyday Health who have perfected their statutory rights of appraisal under Delaware law) were converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest, subject to any required withholding of taxes.

Each of Everyday Health’s stock options (“Everyday Options”) that was then outstanding, vested and unexercised were cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares subject to the vested portion of such Everyday Option immediately prior to the Effective Time (taking into account any acceleration of vesting), multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share under such Everyday Option, subject to any required withholding of taxes. No holder of an Everyday Option that is unvested or has an exercise price per Share that is equal to or greater than the Merger Consideration were entitled to any payment with respect to such cancelled Everyday Option before or after the Effective Time.

Each restricted stock unit providing for settlement in Shares (“Everyday RSU”) that was outstanding and vested as of immediately prior to the Effective Time was cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares issuable in settlement of the vested portion of such Everyday RSU immediately prior to the Effective Time (taking into account any acceleration of vesting) multiplied by (ii) the Merger Consideration, subject to any required withholding of taxes.

The total amount of consideration paid by Purchaser in the Offer and the Merger was approximately $465 million, without giving effect to related transaction fees and expenses. j2 provided Purchaser with the necessary funds to fund the Offer and the Merger through available cash on hand and borrowings under the Credit Facility described in Item 1.01 above.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by j2 on October 27, 2016, which is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01     Other Events.

On December 5, 2016, j2 issued press releases announcing (i) the expiration and results of the Offer and (ii) the consummation of the Merger. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements required by this Item 9.01(a) will be filed by an amendment to this report within 71 calendar days after the date this report was required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by this Item 9.01(b) will be filed by an amendment to this report within 71 calendar days after the date this report was required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 21, 2016, by and among Everyday Health, Inc., Ziff Davis, LLC, Project Echo Acquisition Corp. and j2 Global, Inc. (incorporated by reference to Exhibit 2.1 to j2’s Current Report on Form 8-K filed on October 27, 2016)

10.1	Credit Agreement, dated as of December 5, 2016, among j2 Global Inc., MUFG Union Bank, N.A., as Administrative Agent and the lenders party thereto

99.1	Press release issued by j2 Global, Inc. on December 5, 2016, announcing the expiration and results of the Offer

99.2	Press release issued by j2 Global, Inc. on December 5, 2016, announcing the consummation of the Merger

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. j2 Global, Inc. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in such statements. Such forward-looking statements are based on management’s expectations or beliefs as of December 5, 2016. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company’s control and are described in the Company’s Annual Report on Form 10-K filed by the Company on February 29, 2016 with the Securities and Exchange Commission (the “SEC”) and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation to revise or publicly release any updates to such statements based on future information or actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc.

Date: December 5, 2016	By:	/s/ Jeremy Rossen
Name: Jeremy Rossen
Title: Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 21, 2016, by and among Everyday Health, Inc., Ziff Davis, LLC, Project Echo Acquisition Corp. and j2 Global, Inc. (incorporated by reference to Exhibit 2.1 to j2’s Current Report on Form 8-K filed on October 27, 2016)

10.1	Credit Agreement, dated as of December 5, 2016, among j2 Global Inc., MUFG Union Bank, N.A., as Administrative Agent and the lenders party thereto

99.1	Press release issued by j2 Global, Inc. on December 5, 2016, announcing the expiration and results of the Offer

99.2	Press release issued by j2 Global, Inc. on December 5, 2016, announcing the consummation of the Merger

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. j2 Global, Inc. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.